EXHIBIT 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

26 September 2018

Shire plc

(“Shire” or the “Company”)

Rule 2.9 Announcement

In accordance with Rule 2.9 of the City Code on Takeovers and Mergers, the Company confirms that, as at the close of business on 25 September 2018, being the last business day prior to the date of this announcement, it had 922,043,805 ordinary shares of 5 pence each in issue and admitted to trading on the main market of the London Stock Exchange. Shire holds 7,357,283 ordinary shares in treasury. Accordingly, the total number of voting rights in Shire is 914,686,522. The International Securities Identification Number (“ISIN”) for Shire’s ordinary shares is JE00B2QKY057.

Shire has an American Depositary Share (“ADS”) programme for which Citibank, N.A. acts as depositary. One ADS represents three ordinary shares of 5 pence each, with ISIN US82481R1068. The ADSs trade on the NASDAQ Global Select Market.

Enquiries:

Shire plc

Christoph Brackmann (Investor Relations)	+41 41 288 4129
Sun Kim (Investor Relations)	+1 617 588 8175
Katie Joyce (Media)	+1 781 482 2779